Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Biotest Pharmaceuticals Corporation · 901 Yamato Road, Suite 101 Boca Raton, FL 33431-4409

July 19, 2018

Adam Grossman, President and Chief Executive Officer

ADMA BioManufacturing, LLC

5800 Park of Commerce Blvd. N.W.

Boca Raton, FL 33431

Re:	Amendment - Plasma Purchase Agreement, Normal Source Plasma Purchase From BPC to ADMA, by and between ADMA BioManufacturing, LLC. (“ADMA”) and Biotest Pharmaceuticals Corporation (“BPC”), with an effective date of June 6, 2017 (the “Agreement”)

Dear Adam,

In accordance with Section 2.a. of the above referenced Agreement, BPC (or its successor in interest) shall, for calendar year 2019, supply up to [***] liters (Quantity) of NSP at a price of $[***] per liter; provided ADMA delivers a valid Purchase Order to BPC setting forth requested amounts, no later than [***], 2018. For calendar years 2020 and 2021, BPC further agrees that it (or its successor in interest) shall supply no less than at least [***] percent ([***]%) of ADMA’s requested NSP amounts; provided such requested NSP volumes are between the ranges of [***] – [***] liters. Prices for such NSP shall be set in accordance with the terms and conditions of the Agreement and the historical ordinary course business practices between the parties.

In the event BPC (or its successors in interest) fails to supply ADMA with at least at least [***] percent ([***]%) of ADMA’s requested NSP (as described above), BPC agrees to promptly reimburse ADMA (in a lump sum payment) the difference in price ADMA will incur due to BPC’s election to not supply NSP to ADMA in such amounts as requested by ADMA. The parties agree that the foregoing amount is not a penalty but an approximation of damages that ADMA would incur in the event of such non-supply. Notwithstanding the foregoing, all other remedies available under the Agreement shall remain intact.

All other terms and conditions set forth in the Agreement remain unchanged and continue in full force and effect.

Biotest Pharmaceuticals Corporation · 901 Yamato Road, Suite 101 Boca Raton, FL 33431-4409 561.569.3100 www.biotestpharma.com

ADMA BioManufacturing, LLC

July 19, 2018

Confidential treatment has been requested with respect to portions of this agreement as indicated by “[***]” and such confidential portions have been deleted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Please provide your acknowledgment and agreement below.

Very truly yours,

BIOTEST PHARMACEUTICALS CORPORATION

/s/ Donna A. Quinn

Donna A. Quinn

Vice President and General Counsel

Acknowledged and Agreed

The undersigned, having full power, authority and legal right to execute, deliver and perform this Amendment on behalf of ADMA.

/s/ Adam Grossman
Adam Grossman, President and Chief Executive Officer